SLM Student Loan Trust 1999-1 Quarterly Servicing Report
Collection Period 01/01/2005-03/31/2005 Distribution Date 04/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics	06/29/1999	12/31/2004	03/31/2005

	Principal Balance	$978,982,721.00	$249,169,252.29	$221,841,338.66
	Interest to be Capitalized Balance	23,093,062.00	1,720,343.18	1,606,080.09

	Pool Balance	$1,002,075,783.00	$250,889,595.47	$223,447,418.75
	Specified Reserve Account Balance	2,505,189.00	-N/A -	-N/A -

	Adjusted Pool (1)	$1,004,580,972.00	$250,889,595.47	$223,447,418.75

	Weighted Average Coupon (WAC)	7.75%	3.96%	3.95%
	Weighted Average Remaining Term	124.00	91.15	89.72
	Number of Loans	256,336	89,443	82,599
	Number of Borrowers	118,086	42,938	39,819
	Aggregate Outstanding Principal Balance -Tbill	$1,002,075,783.00	$250,889,595.47	$223,447,418.75
	Aggregate Outstanding Principal Balance -Commercial Paper	$—	$—	$—

	Since Issued CPR		13.95%	14.77%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40%of the original pool.

B	Debt Securities	Cusip/Isin	01/25/2005	04/25/2005

	A1T	78442GBD7	$—	$—
	A1L	78442GBE5	$—	$—
	A2L	78442GBG0	$214,829,595.47	$187,387,418.75
	Certs	78442GBH8	$36,060,000.00	$36,060,000.00

C	Account Balances	01/25/2005	04/25/2005

	Reserve Account Balance	$1,002,076.00	$1,002,076.00

D	Asset/Liability	01/25/2005	04/25/2005

	Adjusted Pool Balance	$250,889,595.47	$223,447,418.75
	Total Notes	$250,889,595.47	$223,447,418.75
	Difference	$—	$—
	Parity Ratio	1.00000	1.00000

II.       Trust Activity 01/01/2005 through 03/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,843,349.62
	Guarantor Principal	3,451,246.61
	Consolidation Activity Principal	16,924,414.24
	Seller Principal Reimbursement	—
	Servicer Principal Reimbursement	3,615.39
	Rejected Claim Repurchased Principal	1,101.08
	Other Principal Deposits	2,262.44

	Total Principal Receipts	$28,225,989.38

B	Student Loan Interest Receipts
	Borrower Interest	1,056,291.55
	Guarantor Interest	146,578.29
	Consolidation Activity Interest	143,658.56
	Special Allowance Payments	657,514.70
	Interest Subsidy Payments	241,186.56
	Seller Interest Reimbursement	8.07
	Servicer Interest Reimbursement	11,805.15
	Rejected Claim Repurchased Interest	111.78
	Other Interest Deposits	141,241.80

	Total Interest Receipts	$2,398,396.46

C	Investment Income	$130,141.23

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$126,435.45

I	Less: Funds Previously Remitted:
	Servicing Fees	$(367,086.87)
	Consolidation Loan Rebate Fees	$(140.69)

	Total Funds Previously Remitted	$(367,227.56)

J	AVAILABLE FUNDS	$30,513,734.96

K	Non-Cash Principal Activity During Collection Period	$(898,075.75)

L	Non-Reimbursable Losses During Collection Period	$157.99

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$1,212.86

N	Aggregate Loan Substitutions	$—

III. 1999-1 Portfolio Characteristics

		03/31/2005				12/31/2004
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	3.29%	1,396	$5,511,566.22	2.484%	3.30%	1,544	$6,041,469.75	2.425%

	GRACE	3.24%	273	$1,012,911.97	0.457%	3.32%	324	$1,192,304.88	0.479%

	DEFERMENT	3.47%	11,471	$37,038,319.92	16.696%	3.45%	12,071	$39,496,732.49	15.851%

REPAYMENT:	CURRENT	4.09%	51,591	$113,684,957.55	51.246%	4.09%	54,368	$127,080,722.98	51.002%

	31-60 DAYS DELINQUENT	4.10%	2,771	$8,683,000.82	3.914%	4.10%	3,511	$11,334,139.95	4.549%

	61-90 DAYS DELINQUENT	4.09%	1,660	$5,113,587.15	2.305%	4.08%	2,196	$7,050,252.77	2.830%

	91-120 DAYS DELINQUENT	4.03%	994	$3,728,467.85	1.681%	4.14%	1,486	$4,705,672.84	1.889%

	> 120 DAYS DELINQUENT	4.08%	3,665	$12,176,498.56	5.489%	4.07%	4,189	$14,023,549.16	5.628%

	FORBEARANCE	4.04%	8,257	$33,253,041.27	14.990%	4.03%	9,161	$36,191,435.63	14.525%

	CLAIMS IN PROCESS	4.02%	514	$1,625,551.20	0.733%	4.13%	586	$2,030,984.26	0.815%

	AGED CLAIMS REJECTED	4.17%	7	$13,436.15	0.006%	3.76%	7	$21,987.58	0.009%

TOTAL			82,599	$221,841,338.66	100.00%		89,443	$249,169,252.29	100.00%

*	Percentages may not total 100% due to rounding

Trust 1999-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

IV. 1999-1 Portfolio Characteristics (cont’d)

	03/31/2005	12/31/2004
Pool Balance	$223,447,418.75	$250,889,595.47
Total # Loans	82,599	89,443
Total # Borrowers	39,819	42,938
Weighted Average Coupon	3.95%	3.96%
Weighted Average Remaining Term	89.72	91.15
Non-Reimbursable Losses	$157.99	$27,444.65
Cumulative Non-Reimbursable Losses	$1,107,833.34	$1,107,675.35
Since Issued CPR	14.77%	13.95%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$1,212.86	$960.85
Cumulative Rejected Claim Repurchases	$290,619.58	$289,406.72
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1999-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

V. 1999-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	3.91%	52,009	$124,055,948.89	55.921%
	- GSL - Unsubsidized	3.79%	24,498	78,162,855.61	35.234%
	- PLUS Loans	4.69%	4,775	16,093,603.26	7.255%
	- SLS Loans	5.47%	1,315	3,475,196.73	1.567%
	- Consolidation Loans	7.00%	2	53,734.17	0.024%

	Total	3.95%	82,599	$221,841,338.66	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	3.94%	67,624	$192,977,268.96	86.989%
	- Two Year	3.97%	10,606	20,472,103.09	9.228%
	- Technical	4.02%	4,367	8,338,232.44	3.759%
	- Other	7.00%	2	53,734.17	0.024%

	Total	3.95%	82,599	$221,841,338.66	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			1,935,813.74
	Interest Subsidy Payments Accrued			$230,209.25
	Special Allowance Payments Accrued			$883,559.35
	Investment Income			$130,141.23

	Net Expected Interest Collections			$3,179,723.57
	Accrual Daycount Fraction			0.250000000
	Primary Servicing Fee			$540,787.70
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$250,889,595.47
	Student Loan Rate			4.17544%

*	Percentages may not total 100% due to rounding.

Trust 1999-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VI. 1999-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$30,513,734.96
A	Primary Servicing Fee	$173,700.83	$30,340,034.13
B	Administration Fee	$20,000.00	$30,320,034.13
C	Noteholders' Interest Distribution Amount	$1,546,773.09	$28,773,261.04
D	Certificateholders' Return Distribution Amount	$283,972.50	$28,489,288.54
E	Noteholders' Principal Distribution Amount	$27,442,176.72	$1,047,111.82
F	Certificateholders' Balance Distribution Amount	$—	$1,047,111.82
G	Reserve Account Reinstatement	$—	$1,047,111.82
H	Carryover Servicing Fee	$—	$1,047,111.82
I	Noteholders' Carryover Interest	$—	$1,047,111.82
J	Certificateholders' Carryover Return	$—	$1,047,111.82
K	Excess Distribution	$1,047,111.82	$—

Trust 1999-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VII. 1999-1 Distributions

A	Distribution Amounts		A1T	A1L	A2L	Certs
	Cusip/Isin		78442GBD7	78442GBE5	78442GBG0	78442GBH8
	Beginning Balance		$—	$—	$214,829,595.47	$36,060,000.00
	Index		TBILL	LIBOR	LIBOR	LIBOR
	Spread/Fixed Rate		0.87%	0.08%	0.18%	0.45%
	Daycount Fraction		0.24657534	0.25000000	0.25000000	0.25000000
	Interest Rate		0.00000%	0.00000%	2.88000%	3.15000%
	Accrued Interest Factor		0.000000000	0.000000000	0.007200000	0.007875000
	Current Interest Due		$—	$—	$1,546,773.09	$283,972.50
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—	$—
	Total Interest Due		$—	$—	$1,546,773.09	$283,972.50
	Interest Paid		$—	$—	$1,546,773.09	$283,972.50
	Interest Shortfall		$—	$—	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—	$—
	Current Interest Carryover Due		$—	$—	$—	$—
	Interest Carryover Paid		$—	$—	$—	$—
	Unpaid Interest Carryover		$—	$—	$—	$—
	Principal Paid		$—	$—	$27,442,176.72	$—
	Ending Principal Balance		$—	$—	$187,387,418.75	$36,060,000.00
	Paydown Factor		0.000000000	0.000000000	0.063592744	0.000000000
	Ending Balance Factor		0.000000000	0.000000000	0.434239610	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$250,889,595.47

	Current Adjusted Pool Balance	$223,447,418.75

	Current Principal Due	$27,442,176.72

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$27,442,176.72

	Principal Paid	$27,442,176.72

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$1,002,076.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	1,047,111.82

	Balance Available	$2,049,187.82

	Required Reserve Acct Balance	$1,002,076.00

	Release to Excess Distribution Certificateholder	$1,047,111.82

	Ending Reserve Account Balance	$1,002,076.00

     Trust 1999-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005